Exhibit 99.1

ProSight Announces Pricing of Initial Public Offering

Morristown, NJ – July 24, 2019 – ProSight Global, Inc. (ProSight), a leader in differentiated specialty insurance, today announced the pricing of the initial public offering (IPO) of 7,857,145 shares of common stock at a price to the public of $14.00 per share. The shares are expected to begin trading on the New York Stock Exchange on July 25, 2019 under the ticker symbol “PROS”. ProSight is offering 4,285,715 shares of common stock and the selling stockholders are offering 3,571,430 shares of common stock. In addition, the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 1,178,570 shares of common stock from the selling stockholders at the IPO price less the underwriting discount. The closing of the offering is expected to occur on July 29, 2019, subject to the satisfaction of customary closing conditions.

Goldman Sachs & Co. LLC and Barclays are acting as joint lead book-running managers for the offering. BofA Merrill Lynch is also acting as a book-running manager for the offering. Dowling & Partners, Keefe, Bruyette & Woods, SunTrust Robinson Humphrey and Citizens Capital Markets are acting as co-managers for the offering.

The offering is being made only by means of a prospectus. Copies of the final prospectus, when available, related to the offering may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, (telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com); from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: (888) 603-5847 or email: Barclaysprospectus@broadridge.com); or from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC28255-0001, Attn: Prospectus Department (email: dg.prospectus_requests@baml.com).

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (SEC) and was declared effective on July 24, 2019. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes “forward looking information,” including with respect to the initial public offering. These statements are made through the use of words or phrases such as “will” or “expect” and similar words and expressions of the future. Forward-looking statements involve known and unknown risks, uncertainties and assumptions, including the risks outlined under “Risk Factors” in the final prospectus and elsewhere in ProSight’s filings with the SEC, which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement. Although ProSight believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. ProSight has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as required by law.

About ProSight

Founded in 2009 and headquartered in Morristown, New Jersey, ProSight is an entrepreneurial property and casualty insurance company that designs insurance solutions intended to help customers improve their business and realize value from their insurance purchasing decision. The company focuses on select niche industries, deploying differentiated underwriting and claims expertise with the goal of enhancing each customer’s operating performance.  ProSight’s products are sold through a limited and select group of retail and wholesale distribution partners.  Each of ProSight’s regulated insurance company subsidiaries are rated “A-” (Excellent) by A.M. Best.